Exhibit 99.1

For immediate release

Ditech Networks Reports Financial Results For The Three and Six Month Periods Ended October 31, 2011

Ditech Networks, Inc. (NASDAQ: DITC), a leader in voice solutions for quality and transcription, reported financial results for the three and six month periods ended October 31, 2011.

The financial results for the three months ended October 31, 2011 were as follows:

•                  Revenues were $3.2 million, which was lower than anticipated due to one order of approximately $0.5 million being received two days into the third quarter. PhoneTag revenues were approximately $1.1 million in the quarter, an increase of approximately 10% quarter over quarter.

•                  Cash used in operations was $1.2 million

•                  GAAP operating expenses for the quarter were $4.1 million, down from $4.3 million in the previous quarter and $5.0 million for the corresponding quarter last year.

•                  Non-GAAP(1) operating expenses were $3.9 million.

•                  GAAP net loss for the quarter was $3.0 million or $(0.11) per share.

•                  Non-GAAP(1) net loss for the quarter was $2.8 million or $(0.11) per share.

The financial results for the six months ended October 31, 2011 were as follows:

•                  Revenues were $6.9 million.

•                  Cash used in operations was $3.1 million.

•                  GAAP operating expenses were $8.4 million.

•                  Non-GAAP(1) operating expenses were $8.1 million.

•                  GAAP net loss was $5.9 million or $(0.22) per share.

•                  Non-GAAP(1) net loss was $5.6 million or $(0.21) per share.

(1) A reconciliation of the non-GAAP to GAAP financial measures for the three and six months ended October 31, 2011 is included at the end of this press release. These non-GAAP financial measures exclude stock-based compensation expense, the expense related to amortization of purchased intangible assets, severance and restructuring costs, and the tax effects of the excluded amounts.

Since the end of the first fiscal quarter, Ditech Networks:

•                  Signed several channel partners for PhoneTag, broadening the reach and distribution for the voicemail-to-text product line.

•                  Continued to lower operating expenses by further transitioning resources and expenses.

“I am pleased with the results of our PhoneTag offering, despite our disappointing revenue for the quarter overall. PhoneTag revenue growth for the quarter was approximately 10%,” said Ken Naumann, President and CEO. “Our strategy for PhoneTag growth is predicated on Tier 1 targets, but we continue to see strong demand for PhoneTag within the Tier 2 carriers and adjacent application providers targeting the enterprise market. We believe our Voice-to-Text business can achieve a growth rate of 10% to 15% quarter over quarter for the second half of our fiscal year as new customers commence roll-outs. In Q2, we signed over 12 new customer contracts, including an application provider which has a significant installed base with a Tier 1 carrier. While we are disappointed in the revenue results for our voice quality assurance, or VQA, products in the second quarter, historically we have seen the majority of our VQA revenue in the second half of our fiscal year. We expect this trend to continue.”

The company sees further reductions in expenses coming primarily from a reduction in lease and related facility expenses, and further headcount reductions that have occurred.  The company has reduced expenses in the quarter by the $500,000 in operating expenses and manufacturing related costs it commented on in last quarter’s earnings release.  However, these reductions were partially offset by some investments in PhoneTag activities related to new customer acquisitions. The quick time frame from signing to revenues on some of these customers created additional costs that the company expects to take a quarter or two to minimize. Additionally, the company will be moving to a smaller location at the end of January 2012 from the company’s current 35,000 sq. ft facility in Mountain View to a lower cost location.

The company may approach cash flow break even in the second half of the fiscal year through improved revenues, consumption of existing inventory, along with its continued success to reallocate and control costs. In the long term, the company’s desire is to emphasize its voice application business through PhoneTag and partnering with other companies to increase its reach and opportunities. Ditech will attempt to continue to monetize its VQA algorithms while continuing to pursue PhoneTag in multiple channels to grow the business at a faster rate.

About Ditech Networks

Ditech Networks provides advanced voice processing solutions that perform tasks spanning from voice-enabled Web 2.0 and unified communications services to voice quality enhancement. Ditech believes in the power and simplicity of human speech; its solutions deliver high-quality voice communication and it is currently developing compelling voice capabilities to new communications methods like social networking and text messaging, allowing consumers to use voice in ways that make sense in today’s Web 2.0-savvy world.

Leveraging over 20 years of deployments with communications providers around the world, Ditech’s products help global communications companies meet the multiple challenges of service differentiation, network expansion and call capacity, by delivering consistent, dependable voice quality. Ditech’s customers include Verizon, Sprint/Nextel, Orascom Telecom, AT&T, Telus, and West Corporation. Ditech Networks is headquartered in Mountain View, California.

Forward Looking Statement

The statements in this press release with respect to Ditech Networks’ belief as to the level of growth the Voice to Text business can achieve in the second half of fiscal 2012, its optimism that the trend previously experienced with the majority of VQA revenue coming in the latter half of the fiscal year will continue, its expectations as to reductions in expense, its belief that it may approach cash flow break even in the second half of fiscal 2012, and its intent to monetize its VQA algorithms and pursue PhoneTag in multiple channels, are forward-looking statements. Actual results could differ materially as a result of numerous risks and uncertainties, including: Ditech Networks’ VQA business is substantially dependent upon a small number of large customers, and any delay in orders, or the loss of one of these customers, could have a substantial negative effect on Ditech Networks’revenues; the PhoneTag business continues to remain a relatively new business for Ditech Networks, and so Ditech Networks may not experience the demand for its new products and services that it currently expects; larger carriers may delay deploying more automated Voice-to-Text solutions due to capital expenditure constraints, technical integration difficulties or other reasons, which may restrain the growth of this market; infrastructure demand could weaken or remain flat due to a weakening in the economy or for other unanticipated reasons; Ditech Networks may experience unexpected expenses as a result of its restructurings or the need to invest more in its PhoneTag business than it currently anticipates, which could cause expenses to not decline as Ditech Networks expects; as well as those detailed in Ditech Networks’ Quarterly Report on Form 10-Q for the period ended July 31, 2011 (filed September 13, 2011 with the Securities and Exchange Commission).

Use of Non-GAAP Financial Information

Ditech Networks provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results and in particular, making comparisons to similar companies, may be enhanced by providing additional measures used by management to assess operating results. Internally, Ditech Networks uses calculations of: (i) non-GAAP gross profit and gross margin, which represents gross profit and gross margin excluding the effect of stock-based compensation expense and severance and restructuring costs; (ii) non-GAAP operating expenses, which represent operating expenses excluding the effect of stock-based compensation expense and severance and restructuring costs and, in the case of total operating expenses, expense related to amortization of intangible assets; (iii) non-GAAP pre-tax loss and non-GAAP net loss, which represents pre-tax loss and net loss excluding the effect of stock-based compensation expense, severance and restructuring costs and expense related to the amortization of purchased intangible assets; and (iv) non-GAAP basic and diluted net loss per share, which represents basic and diluted net loss per share excluding the effect of stock-based compensation expense, severance and restructuring costs and expense related to the amortization of purchased intangible assets. The non-GAAP net loss and net loss per share financial measures also exclude the tax effects of the excluded amounts.

The non-GAAP financial measures contained in this release are included with the intention of providing investors an additional understanding of Ditech Networks’ operational results and trends, but should only be used in conjunction with results reported in accordance with GAAP.

Ditech Networks believes that the presentation of these non-GAAP financial measures is warranted for several reasons:

1.               Such non-GAAP financial measures provide an additional analytical tool for understanding Ditech Networks’ financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business;

2.               Since Ditech Networks has historically reported non-GAAP results to the investment community, Ditech Networks believes the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare Ditech Networks’ performance across financial reporting periods;

3.               These non-GAAP financial measures are employed by Ditech Networks’ management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting;

4.               These non-GAAP financial measures facilitate comparisons to the operating results of other companies in Ditech Networks’ industry, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of Ditech Networks’ performance.

As stated above, Ditech Networks presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Ditech Networks’ GAAP results. In the future, Ditech Networks expects to incur expenses similar to the non-GAAP adjustments described above and expects to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

1.               Ditech Networks’ stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Ditech Networks’ GAAP results for the foreseeable future.

2.               Amortization of purchased intangibles, though not directly affecting Ditech Networks’ current cash position, represents the loss in value as the technology in Ditech Networks’ industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income (loss) presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining Ditech Networks’ current technological position in the company’s competitive industry which is addressed through the company’s research and development program.

3.               Restructuring charges reflect a real cost of doing business and reacting to market forces, and by eliminating these charges the non-GAAP financial measures do not reflect these costs of doing business.

Other companies, including other companies in Ditech Networks’ industry, may calculate non-GAAP financial measures differently than the company, limiting their usefulness as a comparative measure

Press Contact:

Karl Brown, VP Marketing (650)-623-1346
Bill Tamblyn, Chief Financial Officer (650)-623-1309

Ditech Networks, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	October 31,	April 30,
	2011	2011

Assets
Cash, cash equivalents and investments	$24,607	$27,522
Accounts receivable, net	1,583	1,851
Inventories	4,637	4,689
Property and equipment, net	851	1,164
Purchased intangibles	101	441
Other assets	4,291	5,051

Total Assets	$36,070	$40,718

Liabilities and Stockholders’ Equity
Accounts payable	$1,261	$858
Accrued liabilities	1,552	1,632
Deferred revenue	1,235	530
Income taxes payable	57	50

Total Liabilities	4,105	3,070

Stockholders’ equity	31,965	37,648

Total Liabilities and Stockholders’ Equity	$36,070	$40,718

Ditech Networks, Inc.

Consolidated Statements of Operations

For the Three and Six Month Periods Ended October 31, 2011 and 2010

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2011	2010	2011	2010

Revenue	$3,204	$3,652	$6,893	$7,691

Cost of goods sold	2,162	2,262	4,366	4,501

Gross profit	1,042	1,390	2,527	3,190

Operating expenses:
Sales and marketing	1,368	1,904	2,746	3,934
Research and development	1,758	1,917	3,610	4,105
General and administrative	940	1,128	2,003	2,563
Amortization of purchased intangible assets	20	20	40	40

Total operating expenses	4,086	4,969	8,399	10,642

Loss from operations	(3,044)	(3,579)	(5,872)	(7,452)

Other income (expense), net	8	(15)	(11)	(24)

Loss before provision (benefit) for income taxes	(3,036)	(3,594)	(5,883)	(7,476)

Provision (benefit) for income taxes	(3)	(18)	12	(17)

Net loss	$(3,033)	$(3,576)	$(5,895)	$(7,459)

Basic net loss per share:	$(0.11)	$(0.14)	$(0.22)	$(0.28)
Diluted net loss per share	$(0.11)	$(0.14)	$(0.22)	$(0.28)

Weighted shares used in per share calculation:
Basic	26,421	26,352	26,420	26,349
Diluted	26,421	26,352	26,420	26,349

Stock-based compensation expense allocated by function was as follows:
Cost of goods sold	$13	$23	$26	$44
Sales and marketing	35	121	84	230
Research and development	50	79	97	140
General and administrative	67	171	(33)	328
Total	$165	$394	$174	$742

Ditech Networks, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

For the Three and Six Month Periods Ended October 31, 2011 and 2010

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2011	2010	2011	2010

GAAP gross profit	$1,042	$1,390	$2,527	$3,190
Add back severance and restructuring costs	—	—	45	—
Add back stock-based compensation	13	23	26	44
Non-GAAP gross profit	$1,055	$1,413	$2,598	$3,234

GAAP gross margin	32.5%	38.1%	36.7%	41.5%
Add back severance and restructuring costs	0.0%	0.0%	0.6%	0.0%
Add back stock-based compensation	0.4%	0.6%	0.4%	0.5%
Non-GAAP gross margin	32.9%	38.7%	37.7%	42.0%

GAAP sales and marketing expense	$1,368	$1,904	$2,746	$3,934
Add back (deduct) severance and restructuring costs	13	—	(36)	—
Deduct stock-based compensation	(35)	(121)	(84)	(230)
Non-GAAP sales and marketing expense	$1,346	$1,783	$2,626	$3,704

GAAP research and development expense	$1,758	$1,917	$3,610	$4,105
Add back (deduct) severance and restructuring costs	—	—	(28)	—
Deduct stock-based compensation	(50)	(79)	(97)	(140)
Non-GAAP research and development expense	$1,708	$1,838	$3,485	$3,965

GAAP general and administrative expense	$940	$1,128	$2,003	$2,563
Deduct severance and restructuring costs	(21)	—	(21)	—
Deduct stock-based compensation	(67)	(171)	33	(328)
Non-GAAP general and administrative expense	$852	$957	$2,015	$2,235

GAAP total operating expenses	$4,086	$4,969	$8,399	$10,642
Deduct:
Severance and restructuring costs	(8)	—	(85)	—
Stock-based compensation expense	(152)	(371)	(148)	(698)
Amortization of purchased intangibles	(20)	(20)	(40)	(40)
Non-GAAP total operating expenses	$3,906	$4,578	$8,126	$9,904

GAAP loss from operations	$(3,044)	$(3,579)	$(5,872)	$(7,452)
Addback severance and restructuring costs, stock-based compensation expense, and amortization of purchased intangibles	193	414	344	782
Non-GAAP loss from operations	$(2,851)	$(3,165)	$(5,528)	$(6,670)

GAAP loss before provision (benefit) for income taxes	$(3,036)	$(3,594)	$(5,883)	$(7,476)
Addback severance and restructuring costs, stock-based compensation expense, and amortization of purchased intangibles	193	414	344	782
Non-GAAP loss before provision (benefit) for income taxes	$(2,843)	$(3,180)	$(5,539)	$(6,694)

GAAP provision (benefit) for income taxes	$(3)	$(18)	$12	$(17)
Deduct the tax impact of eliminating severance and restructuring costs, stock-based compensation expense, and amortization of purchased intangibles	—	—	—	—
Non-GAAP provision (benefit) for income taxes	$(3)	$(18)	$12	$(17)

GAAP net loss	$(3,033)	$(3,576)	$(5,895)	$(7,459)
Addback severance and restructuring costs, stock-based compensation expense, amortization of purchased intangibles, and adjustment to tax provision	193	414	344	782
Non-GAAP net loss	$(2,840)	$(3,162)	$(5,551)	$(6,677)

GAAP diluted net loss per share	$(0.11)	$(0.14)	$(0.22)	$(0.28)
Addback severance and restructuring costs, stock-based compensation expense, amortization of purchased intangibles, and adjustment to tax provision	—	0.02	0.01	0.03
Non-GAAP diluted net loss per share	$(0.11)	$(0.12)	$(0.21)	$(0.25)

Shares used in computing net loss per share
Diluted-GAAP	26,421	26,352	26,420	26,349
Diluted-Non-GAAP	26,421	26,352	26,420	26,349